Exhibit 99.1

Immunome Reports Fourth Quarter and Full Year 2021 Financial Results

- Immunome Receives Safe-to-Proceed Notification from U.S. FDA for IMM-BCP-01 Investigational New Drug Application

- Immunome Continues to Progress IMM-BCP-01 Towards Phase 1b Clinical Trial –

- Ongoing Progress on Oncology Pipeline, Including Lead Program Targeting IL-38, a Novel Innate Immunome Checkpoint –

Exton, PA – March 28, 2022 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, today reported financial results for the fourth quarter ended December 31, 2021 and provided a corporate update.

“There remains a clear need for safe and efficacious antibody treatments against COVID-19, especially those less susceptible to mutational drift. We believe our three-antibody cocktail, IMM-BCP-01, has strong potential to address that unmet need. We are pleased the FDA has given us a safe-to-proceed notification and lifted the clinical hold for our Investigational New Drug (IND) application,” stated Purnanand Sarma, Ph.D., President and CEO of Immunome.

“Additionally, we continue to progress IMM-ONC-01, our novel, IL-38-targeting innate immune checkpoint inhibitor, towards an IND submission in the second half of 2022,” Sarma continued. “Our preclinical work is ongoing, and we have analyzed IL-38 expression across nearly 60 tumor subtypes and we have confirmed a high frequency of expression in difficult to treat cancers, such as head and neck squamous cell carcinoma, gastroesophageal squamous carcinoma, and squamous lung carcinoma.”

Fourth Quarter and Subsequent Highlights

•	Demonstrated In Vitro Efficacy of IMM-BCP-01 Against SARS-CoV-2 Omicron Variant in Live Virus Testing. In February 2022, Immunome announced that IMM-BCP-01 demonstrated effective neutralization of the Omicron variant of COVID-19 in in vitro testing. The combination of two antibodies in Immunome’s antibody cocktail, IMM20253/IMM20184, demonstrated neutralization of the Omicron variant within 3.5-fold potency compared to a preclinical version of sotrovimab in a head-to-head test using live virus samples. Additionally, IMM20253 exhibited a novel mechanism of action not reported in any other EUA antibodies by promoting a proteolytic cleavage of the portion of the spike protein needed for ACE2 binding.

•	IMM-BCP-01 IND Application for the Treatment of COVID-19. In March 2022, the FDA communicated that the clinical study can be initiated for our antibody cocktail for the treatment of SARS-CoV-2 following a brief clinical hold. Immunome is continuing its ongoing clinical preparations ahead of the Phase 1b trial.

This investigational work was funded by the U.S. Department of Defense’s (DOD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND) in collaboration with the Defense Health Agency (DHA) (Contract number: W911QY-20-9-0019).

Financial Highlights

•	Cash and cash equivalents: As of December 31, 2021, cash and cash equivalents totaled $49.2M.
•	Research and development (R&D) expenses: R&D expenses for the three months ended December 31, 2021 were $4.4M. R&D expenses for the year ended December 31, 2021 were $14.1M.
•	General and administrative (G&A) expenses: G&A expenses for the three months ended December 31, 2021 were $3.5M. G&A expenses for the year ended December 31, 2021 were $10.6M.
•	Net loss: Net loss attributable to common stockholders was $7.9M, or $.65 per share, for the three months ended December 31, 2021. Net loss attributable to common stockholders was $24.7M, or $2.14 per share, for the year ended December 31, 2021.
•	As of December 31, 2021, Immunome has 12,110,373 shares of common stock outstanding.

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its platform and programs, execution of its regulatory, research, clinical and strategic plans and anticipated upcoming milestones for its platform and programs, including expectations regarding, among other things, the timing and results of its preclinical studies and clinical trials, clinical plans, general regulatory actions, the translation of preclinical data into clinical safety and efficacy, the therapeutic potential and benefits of our product candidates, the possible need and demand for its product candidates and other statements that are not historical fact. Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; the fact that research and development data are subject to differing interpretations and assessments; Immunome’s ability to execute on its strategy, including with respect to its R&D efforts, IND submissions and other regulatory filings, timing of these filings and the timing and nature of governmental authority feedback regarding the same, initiation and completion of any clinical studies, confirmatory testing and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates and that further variants of concern could emerge; Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 28, 2022, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet undergone clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

Immunome, Inc.

Balance sheets

(in thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$49,229	$39,766
Prepaid expenses and other current assets	7,409	3,128
Total current assets	56,638	42,894
Property and equipment, net	855	1,531
Restricted cash	100	100
Deferred offering costs	332	—
Total assets	$57,925	$44,525
Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,077	$1,187
Accrued expenses and other current liabilities	6,651	1,372
Current portion of long-term debt	—	366
Current portion of equipment loan payable	—	113
Total current liabilities	9,728	3,038
Equipment loan payable, net of current portion		—
Long-term debt, net of current portion	—	134
Deferred rent	12	8
Total liabilities	9,740	3,180
Commitments and contingencies (Note 8)
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or
outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,110,373 shares issued and outstanding at December 31, 2021 and 10,634,245 shares issued and outstanding at
December 31, 2020	1	1
Additional paid-in capital	127,289	95,738
Accumulated deficit	(79,105)	(54,394)
Total stockholders’ equity (deficit)	48,185	41,345
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$57,925	$44,525

Immunome, Inc.

Statements of operations

(in thousands, except share and per share amounts)

	Year ended December 31,
	2021	2020
Operating expenses:
Research and development	$14,110	$7,486
General and administrative	11,094	4,775
Total operating expenses	25,204	12,261
Loss from operations	(25,204)	(12,261)
Other income (expenses):
Change in fair value of warrant liability	—	(5,538)
Other income	503	—
Interest expense, net	(10)	(38)
Total other expenses	493	(5,576)
Net loss	$(24,711)	$(17,837)
Per share information:
Net loss per common share, basic and diluted	$(2.14)	$(5.26)
Weighted-average common shares outstanding, basic and diluted	11,538,668	3,389,592

Contacts

Immunome Contact
Corleen Roche
Chief Financial Officer
Immunome, Inc.
investors@immunome.com

Investor Contact
Laurence Watts
Managing Director
Gilmartin, LLC
laurence@gilmartinir.com

Media Contact
Gwen Schanker
Account Supervisor
LifeSci Communications
gschanker@lifescicomms.com